UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2023

AUGMEDIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40890	83-3299164
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Sutter Street, Suite 1300, San Francisco, California 94104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 669-4885

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AUGX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

(a) Entry into First Amendment to Loan and Security Agreement

On June 13, 2023 (the “Effective Date”), Augmedix, Inc., a Delaware corporation (the “Company”) and Augmedix Operating Corporation, a Delaware corporation (“OpCo”), each entered into that certain First Amendment to Loan and Security Agreement (the “Amendment”) by and among the Company and OpCo as borrowers (individually and collectively, “Borrower”) and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (“Lender”) which amends certain provisions of the Loan and Security Agreement by and among Borrower and Lender dated as of May 4, 2022 (“Existing LSA”).

The Amendment provides for, among other things:

Term Loan Facility:

Under the Existing LSA, the term loan facility’s initial stated maturity date is June 1, 2025, which was automatically extended to December 1, 2025 as the Borrower achieved certain performance milestones that were a condition to such extension. The Amendment provides for further automatic extensions of the term loan facility’s maturity date, with the possibility of automatic extension to June 1, 2027, if Borrower achieves certain equity milestones as set forth in the Amendment and certain performance milestones (including with respect to revenue and net income (loss)) as set forth in the Amendment.

Under the Existing LSA, the term loan facility is interest only until July 1, 2023, which interest only period was automatically extended to January 1, 2024 as the Borrower achieved certain performance milestones that were a condition to such extension. The Amendment provides for further automatic extensions of the amortization date, with the possibility of extension of the amortization date to July 1, 2025, if Borrower achieves certain equity milestones as set forth in the Amendment and certain performance milestones (including with respect to revenue and net income (loss)) as set forth in the Amendment.

The Amendment provides that interest on the borrowings under the term loan facility is payable at a floating rate per annum equal to the greater of (a) 6.00% and (b) the prime rate plus 0.50%.

The Amendment provides for a reduction in the prepayment fee payable in connection with a prepayment by the Borrower of all borrowings under the term loan facility, with the following prepayment fee payable: (a) 2.50% of the outstanding principal amount of the borrowings under the term loan facility at the time of such prepayment if it occurs prior to the first anniversary of the Effective Date, (b) 1.50% of the outstanding principal amount of the borrowings under the term loan facility at the time of such prepayment if it occurs on or after the first anniversary of the effective date but prior to the second anniversary of the Effective Date, and (c) 0.50% of the outstanding principal amount of the borrowings under the term loan facility at the time of such prepayment if it occurs on or after the second anniversary of the Effective Date but prior to the term loan facility’s maturity date.

Revolving Credit Facility:

The Amendment extends the stated maturity date of the revolving credit facility under the Existing LSA from May 4, 2024 to November 4, 2024.

The Amendment provides that interest on the borrowings under the revolving credit facility is payable at a floating rate per annum equal to the greater of (a) 6.50% and (b) the prime rate plus 0.00%.

The Existing LSA contained a financial covenant which provided that if Borrower fails to maintain minimum cash and cash equivalents in an amount of (a) no less than $25,000,000 (prior to any Tranche B advance) and (b) $30,000,000 (following any Tranche B advance), Borrower is then required to maintain certain minimum revenue requirements as set forth in the Existing LSA, which will be measured on a trailing 3-month basis and tested quarterly. The Amendment modifies the financial covenant by removing the minimum cash requirement to trigger the minimum revenue requirements, and provides for maintenance of certain minimum revenue requirements, as set forth in the Amendment, measured on a trailing 3-month basis and tested quarterly commencing with the measurement period ending June 30, 2022. The Amendment removes the ability of the Borrower to cure financial covenant breaches by delivering net cash proceeds from the sale of Borrower’s equity interests.

In connection with the Amendment, the Company issued to Lender a warrant to purchase stock, dated as of the Effective Date (the “SVB Warrant”), to purchase up to 190,330 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), exercisable at any time for a period of approximately seven years from the Effective Date. The initial exercise price of the SVB Warrant shall be $4.25 per share, payable in cash or on a cashless basis according to the formula set forth in the Warrant; however, the exercise price of the SVB Warrant shall automatically be adjusted to $3.01 per share (the “Exercise Price Adjustment”) upon the Company obtaining shareholder approval of the Exercise Price Adjustment at the Company’s annual meeting of stockholders to be held on or about July 13, 2023.

The foregoing summaries of the Amendment and the SVB Warrants are not complete and are qualified in their entirety by reference to the full text of the form of the Amendment and the SVB Warrants attached hereto as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K (the “Report”).

(b) Entry into Securities Purchase Agreement

On June 13, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with RedCo II Master Fund, L.P. (“Redmile”), an affiliate of Redmile Group, LLC, pursuant to which the Company has the right, but not the obligation, to sell to Redmile, and Redmile is obligated to purchase, up to an aggregate of $5.0 million of: (i) newly issued shares (the “Shares”) of Common Stock, at a purchase price of $1.60 per share (the “Purchase Price per Share”) and (ii) non-voting pre-funded warrants (the “ELOC Warrants,” and together with the Shares, the “ELOC Securities”) exercisable for the Company’s common stock (the “ELOC Warrant Shares”) at a price per ELOC Warrant equal to the Purchase Price per Share, less $0.0001, from time to time during the term of the agreement, subject to certain limitations and conditions. The ELOC Warrants, if issued, would have an exercise price of $0.0001 per ELOC Warrant Share, become exercisable upon issuance and remain exercisable until exercised in full. Pursuant to its terms, the Purchase Agreement shall not become effective until the requisite stockholder approval under the applicable rules of The Nasdaq Stock Market LLC is obtained.

The sale of the ELOC Securities by the Company to Redmile under the Purchase Agreement, if any, will occur from time to time at the Company’s sole discretion over the period commencing on the 12-month anniversary of the Purchase Agreement (subject to satisfaction of certain customary conditions) and ending on the 18-month anniversary of the Purchase Agreement. During such time, the Company will have the right, but not the obligation, from time to time at the Company’s sole discretion, to direct Redmile to purchase certain amounts of the ELOC Securities as specified in purchase notices delivered to Redmile under the Purchase Agreement at a purchase price equal to $1.60 per share; provided, however, that if the closing price of the Company’s common stock is below $1.60 per share for any consecutive five trading days at any time after the one year anniversary of the Purchase Agreement, Redmile will have the sole option to elect not to purchase any ELOC Securities pursuant to such purchase notice, or to purchase any amount of ELOC Securities equal to or less than the aggregate amount of ELOC Securities set forth in such purchase notice, at a purchase price to be mutually agreed upon by the Company and Redmile. For each purchase pursuant to a purchase notice, Redmile shall have the sole option to determine whether such ELOC Securities shall be in the form of Shares, ELOC Warrants or a combination thereof.

The Purchase Agreement contains representations and warranties of the Company and Redmile that are typical for transactions of this type. The Purchase Agreement also contains covenants on the part of the Company that are typical for transactions of this type.

On June 13, 2023, in connection with the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Redmile, requiring the Company to register the securities issued under the Purchase Agreement. Pursuant to the Registration Rights Agreement, the Company will be required to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) to register the resale of the Shares and the ELOC Warrant Shares within 30 calendar days of the termination of the Purchase Agreement.

The foregoing summaries of the Purchase Agreement, ELOC Warrants and Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the form of the Purchase Agreement, ELOC Warrants and Registration Rights Agreement attached hereto as Exhibits 10.2, 4.2 and 10.3, respectively, to this Report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Report is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Report in relation to the SVB Warrant and the ELOC Securities is incorporated herein by reference.

The SVB Warrant was issued and the ELOC Securities shall be offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act. In connection Lender’s execution of the Amendment and with Redmile’s execution of the Purchase Agreement, each of Lender and Redmile represented to the Company that it is an “accredited investor”, as such term is defined in Regulation D (Rule 501) as promulgated by the SEC under the Securities Act and that the SVB Warrant to be issued to Lender and the ELOC Securities to be purchased by Redmile will be acquired solely for Lender’s and Redmile’s own respective account and not with a view to or for distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities law. Such securities shall not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release announcing the Amendment is furnished hereto as Exhibit 99.1.

The information set forth in Item 7.01 of this Report and in the attached Exhibit 99.1 are deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in Item 7.01 of this Report, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of SVB Warrant.

4.2	Form of ELOC Warrant.

10.1	First Amendment to Loan and Security Agreement

10.2	Securities Purchase Agreement.

10.3	Registration Rights Agreement.

99.1	Press Release dated June 14, 2023.

104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUGMEDIX, INC.

Dated: June 14, 2023	By:	/s/ Paul Ginocchio
Paul Ginocchio
Chief Financial Officer

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